UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 20, 2009

ENERGY FUTURE HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including Area Code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Energy Future Holdings Corp. (“EFH Corp.”) is filing this current report on Form 8-K in order to reflect the recast of the financial statements and related information of EFH Corp. for the year ended December 31, 2008 (successor), period from October 11, 2007 through December 31, 2007 (successor), period from January 1, 2007 through October 10, 2007 (predecessor) and year ended December 31, 2006 (predecessor) as a result of the adoption of Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (SFAS 160), which became effective January 1, 2009 and addresses the reporting of amounts related to “minority interests” (now called noncontrolling interests) as presented in EFH Corp.’s Annual Report on Form 10-K for the year ended December 31, 2008 (“2008 Form 10-K”).

The financial statements and related information presented in the Exhibits to this Current Report on Form 8-K reflect the reclassification of the amount representing noncontrolling interests, which arose from Oncor Electric Delivery Company LLC’s (“Oncor”) November 2008 sale of equity interests, as a separate component of equity in EFH Corp.’s consolidated balance sheet, the change in presentation of EFH Corp.’s statement of consolidated income (loss) to reflect the net loss attributable to the noncontrolling interests as a line item below net loss as compared to the previous presentation as a line item above net loss and the change in presentation of EFH Corp.’s statement of consolidated cash flows to reflect the net proceeds from Oncor’s sale of the noncontrolling interests as a financing activity as compared to the previous presentation as an investing activity. The attached Exhibits 99.2, 99.3 and 99.4 supersede and replace Items 6, 7 and 8 of the 2008 Form 10-K. The financial disclosures and portions of management’s discussion and analysis unaffected by the implementation of SFAS 160 are the same in the Exhibits to this Current Report on Form 8-K as provided in the 2008 Form 10-K.

This Current Report on Form 8-K and other Securities and Exchange Commission filings of EFH Corp. and its subsidiaries occasionally make references to EFH Corp., EFC Holdings, Intermediate Holding, TCEH, TXU Energy, Luminant, Oncor Holdings or Oncor when describing actions, rights or obligations of their respective subsidiaries. These references reflect the fact that the subsidiaries are consolidated with their respective parent companies for financial reporting purposes. However, these references should not be interpreted to imply that the parent company is actually undertaking the action or has the rights or obligations of the relevant subsidiary company or that the subsidiary company is undertaking an action or has the rights or obligations of its parent company or any other affiliate.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Glossary (to facilitate reading of the recast financial disclosure)

99.2	Item 6. Selected Financial Data (as recast to reflect the adoption of SFAS 160)

99.3	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (as recast to reflect the adoption of SFAS 160)

99.4	Item 8. Financial Statements and Supplementary Data (as recast to reflect the adoption of SFAS 160)

99.5	Energy Future Holdings Corp. Computation of Ratio of Earnings to Fixed Charges, and Ratio of Earnings to Combined Fixed Charges and Preference Dividends (Exhibit 12(a)) (as recast to reflect the adoption of SFAS 160)

99.6	Energy Future Holdings Corp. Consolidated Adjusted EBITDA Reconciliation (as recast to reflect the adoption of SFAS 160)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy Future Holdings Corp.

By:	/s/ Stan Szlauderbach
Name:	Stan Szlauderbach
Title:	Senior Vice President and Controller
(Principal Accounting Officer)

Date: May 20, 2009